Exhibit 99.0

For Immediate Release	Contact:	Leigh Manganaro
May 4, 2005		(973) 802-2132

PRUDENTIAL FINANCIAL, INC.

ANNOUNCES FIRST QUARTER 2005 RESULTS

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) today reported net income for its Financial Services Businesses of $766 million ($1.49 per Common share) for the first quarter of 2005, compared to $290 million (57 cents per Common share) for the year-ago quarter. After-tax adjusted operating income for the Financial Services Businesses was $601 million ($1.18 per Common share) for the first quarter of 2005, compared to $379 million (74 cents per Common share) for the first quarter of 2004, a 59 percent increase per Common share.

“Our actions to strengthen our businesses and use capital effectively are evident in earnings growth in each of our divisions this quarter. We have enhanced our position in the retirement and savings market. Initial contributions from the retirement business we acquired last year from CIGNA are in line with our expectations, and integration is on track. With the American Skandia integration now behind us, we recently introduced a new generation of annuity products and are expanding our distribution. In addition, the Insurance Division’s protection businesses contributed to our domestic earnings growth in the quarter, and we are beginning to benefit from the integration of the retail securities brokerage businesses in our joint venture with Wachovia. Transaction-based income in our Asset Management business and an interest recovery in our investment portfolio added to the quarter’s strong domestic business results. Our international businesses continued to register strong results, with business growth complemented by the earnings contributions from our 2004 acquisitions of Aoba Life in Japan and Hyundai in Korea,” said Chairman and CEO Arthur F. Ryan.

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“Prudential Financial’s first quarter results reinforce our confidence that we are on track to achieve our goals for 2005 and thereafter. We continue to believe that Prudential Financial will achieve Common Stock earnings per share in the range of $4.20 to $4.40 for the year 2005, based on after-tax adjusted operating income of the Financial Services Businesses. This expectation assumes appreciation in the S&P 500 Index of 2 percent per quarter for the balance of the year,” Ryan said. The 2005 expectation is subject to change if this assumption is not realized and as discussed under “Forward-Looking Statements” below.

Adjusted operating income excludes Realized investment gains (losses), net (other than those associated with terminating hedges of foreign currency earnings and current period yield adjustments) and related charges and adjustments, and results from divested businesses. In addition, recorded changes in asset values that will ultimately inure to contractholders are excluded from adjusted operating income. Similarly, recorded changes in contractholder liabilities resulting from changes in related asset values are also excluded from adjusted operating income. Adjusted operating income also excludes discontinued operations and a charge in the first quarter of 2004 for the cumulative effect of an accounting change, which are presented as separate components of net income under generally accepted accounting principles (GAAP).

The company acquired the retirement business of CIGNA Corporation on April 1, 2004. Results of the Financial Services Businesses include the results of this business from the date of acquisition. Adjusted operating income of the Financial Services Businesses for the first quarter of 2005 includes after-tax transition costs of 3 cents per Common share related to the retirement business acquisition and the combination of the company’s retail securities brokerage operations with Wachovia in 2003. The acquired retirement business contributed 7 cents per Common share to adjusted operating income of the Financial Services Businesses for the current quarter, net of estimated financing costs and after absorption of transition costs. Results of the Financial Services Businesses for the first quarter of 2005 also benefited from the acquisition, on February 27, 2004, of majority ownership of Hyundai Investment and Securities Co., Ltd., a Korean asset management firm, and the November 1, 2004 acquisition of Aoba Life, a Japanese life insurance company.

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Financial Services Businesses

Prudential Financial’s Common Stock (NYSE:PRU) reflects the performance of its Financial Services Businesses, which consist of its Insurance, Investment, and International Insurance and Investments divisions and its Corporate and Other operations.

Presented below is a discussion of the results of our divisions, based on a non-GAAP financial measure we call adjusted operating income. We believe that the presentation of adjusted operating income as we measure it for management purposes enhances understanding of the results of operations of the Financial Services Businesses by highlighting the results from ongoing operations and the underlying profitability of our businesses. The schedules accompanying this release provide a reconciliation of adjusted operating income for the Financial Services Businesses to income from continuing operations in accordance with GAAP.

In the following business-level discussion, adjusted operating income refers to pre-tax results. As discussed below, current quarter results for several segments benefited from collection of investment income on a previously defaulted bond, which contributed a total of $30 million to pre-tax adjusted operating income of the Financial Services Businesses.

The Insurance division reported adjusted operating income of $255 million for the first quarter of 2005, an increase of $44 million from $211 million in the year-ago quarter. Our Individual Life and Annuities segment reported adjusted operating income of $217 million for the current quarter, compared to $185 million in the year-ago quarter. The segment’s individual life insurance business reported adjusted operating income of $117 million in the current quarter, a $30 million increase from the year-ago quarter. Current quarter results benefited $10 million from collection of investment income on a previously defaulted bond. About half of the remaining $20 million increase came from current quarter mortality experience more favorable than that of the year-ago quarter, with the balance largely a result of the timing of current year expenses. The segment’s individual annuity business reported adjusted operating income of $100 million in the current quarter, compared to $98 million in the year-ago quarter. Current quarter results benefited from higher asset-based fees and increased net interest spread on general account annuities including $9 million from collection of investment income on a previously defaulted bond, but current quarter expenses were higher than a year ago reflecting

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expansion of third party distribution channels. Our Group Insurance segment reported adjusted operating income of $38 million in the current quarter, including $4 million from collection of investment income on a previously defaulted bond, compared to $26 million in the year-ago quarter. Current quarter results benefited from more favorable life claims experience than that of the year-ago quarter, which more than offset the effect of unfavorable current quarter disability claims experience.

The Investment division reported adjusted operating income of $304 million in the first quarter of 2005, an increase of $208 million from $96 million in the year-ago quarter. The Retirement segment reported adjusted operating income of $155 million for the current quarter, including a $56 million contribution to the segment’s results from the April 1, 2004 acquisition of CIGNA’s retirement business. The segment’s original retirement business reported adjusted operating income of $99 million for the current quarter, an increase of $47 million from the year-ago quarter. Current quarter results benefited from mortgage prepayment income, reserve releases from updates of client census data on a block of business, and collection of investment income on a previously defaulted bond, totaling $28 million. In addition, current quarter investment results and case experience were more favorable than in the year-ago quarter. The Asset Management segment reported adjusted operating income of $134 million for the current quarter, an increase of $76 million from the year-ago quarter. Current quarter results included income of $35 million from a single sale in the principal investing business and an estimated contribution of $10 million from management of assets associated with the acquired retirement business. In addition, current quarter results benefited from increased incentive and transaction fees primarily related to management of real estate, and greater fees from administration of managed accounts.

Our Financial Advisory segment, which reflects the combination of our retail securities brokerage business with Wachovia Securities, LLC on July 1, 2003, reported adjusted operating income of $15 million for the current quarter including $12 million from retail securities brokerage. Our 38% share of the venture’s results, before transition costs, resulted in adjusted operating income of $50 million for the current quarter, compared to $54 million in the year-ago quarter, as reduced retail brokerage activity essentially offset a lower level of operating expenses.

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Current quarter results also include expenses of $27 million related to obligations and costs we retained in connection with the contributed businesses primarily for litigation and regulatory matters, as well as $11 million of transition costs. In the year-ago quarter, the Financial Advisory segment reported a loss, on an adjusted operating income basis, of $14 million.

The International Insurance and Investments division reported adjusted operating income of $311 million for the first quarter of 2005, an increase of $90 million from $221 million in the year-ago quarter. The International Insurance segment reported adjusted operating income of $285 million for the current quarter, compared to $215 million for the year-ago quarter. Adjusted operating income from our international insurance operations other than Gibraltar Life increased $58 million to $179 million in the current quarter, including an estimated initial contribution of $17 million from the business of Aoba Life which was acquired by the company on November 1, 2004 and integrated with our existing Japanese insurance operations during the first quarter. Adjusted operating income also benefited from continued business growth in our Life Planner operations, a more favorable level of policy benefits and expenses in the current quarter, improved investment results, and a favorable impact of $7 million, versus the year-ago quarter, from currency exchange rates. The segment’s Gibraltar Life operations reported adjusted operating income of $106 million for the current quarter, an increase of $12 million from the year-ago quarter. Current quarter results benefited from a more favorable level of policy benefits and expenses and a favorable impact of $6 million from foreign currency exchange rates, versus the year-ago quarter. The International Investments segment reported adjusted operating income of $26 million for the quarter, an increase of $20 million from the year-ago quarter including a $17 million greater contribution from the company’s 80% stake in Prudential Investment & Securities Co., Ltd., formerly Hyundai Investment and Securities Co., Ltd., a Korean asset management firm, for which the year-ago quarter included its initial month of results. This benefit was accompanied by more favorable results from the segment’s other operations.

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Corporate and Other operations resulted in adjusted operating income of $16 million in the first quarter of 2005, compared to $22 million in the year-ago quarter.

Assets under management amounted to $496 billion at March 31, 2005, compared to $435 billion a year earlier and $500 billion at December 31, 2004.

Net income of the Financial Services Businesses for the first quarter of 2005 amounted to $766 million, compared to $290 million in the year-ago quarter. Current quarter net income includes $236 million of net realized investment gains and related charges and adjustments, and losses of $14 million from divested businesses, in each case before income taxes. The net realized investment gains reflected fluctuations in value of hedging instruments covering our foreign currency risk and recovery of principal on a previously defaulted bond. Net income for the first quarter also reflects pre-tax decreases of $130 million in recorded asset values and $86 million in recorded liabilities pertaining to contracts, primarily in connection with the retirement business we acquired from CIGNA, for which such changes in value will ultimately inure to contractholders. These changes primarily represent interest-rate related mark-to-market adjustments and are excluded from adjusted operating income.

Net realized investment gains in the current quarter include $26 million of losses from impairments and sales of credit-impaired securities. At March 31, 2005, gross unrealized losses on fixed maturity investments of the Financial Services Businesses amounted to $649 million, including $600 million on investment-grade securities, which are substantially all interest rate related. Gross unrealized losses on fixed maturity investments of the Financial Services Businesses amounted to $529 million at year-end 2004.

Net income of the Financial Services Businesses for the year-ago quarter included $1 million of net realized investment gains and related charges and adjustments, and losses of $17 million from divested businesses, in each case before income taxes. Net income for the year-ago quarter also included a $79 million charge (net of related taxes) for the cumulative effect of a change in accounting principle, resulting from our January 1, 2004 adoption of AICPA Statement of Position (SOP) 03-1, “Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts.”

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Closed Block Business

Prudential’s Class B Stock, which is not traded on any exchange, reflects the performance of its Closed Block Business.

The Closed Block Business includes our in-force participating life insurance and annuity policies, and assets that are being used for the payment of benefits and policyholder dividends on these policies, as well as other assets and equity that support these policies. We have ceased offering these participating policies.

The Closed Block Business reported first quarter 2005 net income of $163 million, compared to $111 million for the year-ago quarter.

The Closed Block Business reported income from operations before income taxes of $245 million for the first quarter of 2005 and $172 million for the year-ago quarter. Current quarter results reflected a decrease in policyholder dividends due to a reduction in the dividend scale. Closed Block Business results included net realized investment gains of $203 million in the current quarter and $205 million in the year-ago quarter.

Consolidated Results

There is no legal separation of the Financial Services Businesses and the Closed Block Business, and holders of the Common Stock and the Class B Stock are both common stockholders of Prudential Financial, Inc.

On a consolidated basis, which includes the results of both the Financial Services Businesses and the Closed Block Business, Prudential Financial, Inc. reported net income of $929 million for the first quarter of 2005 and $401 million for the year-ago quarter.

Share Repurchases and Issuance

During the first quarter of 2005, the company acquired 6.5 million shares of its Common Stock, at a total cost of $367 million. From the commencement of share repurchases in May 2002, through March 31, 2005, the company has acquired 94.1 million shares of its Common Stock at a total cost of $3.666 billion. This included 1.7 million shares repurchased and reissued directly to a company deferred compensation plan during 2002.

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In November 2004 the company issued 20.3 million shares of Common Stock to settle the purchase contracts associated with the equity security units issued in connection with its initial public offering. Excluding the impact of other changes, such as share repurchases, average shares used to compute Common Stock earnings per share for the first quarter of 2005 increased by approximately 15 million relative to the year-ago quarter, representing the difference between the 20.3 million shares issued and the dilutive impact of the purchase contracts in last year’s quarter.

Forward-Looking Statements

Certain of the statements included in this release, including (but not limited to) those in the third paragraph hereof, constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance of financial markets and interest rate fluctuations; (2) domestic or international military or terrorist activities or conflicts; (3) volatility in the securities markets; (4) fluctuations in foreign currency exchange rates and foreign securities markets; (5) regulatory or legislative changes, including changes in tax law; (6) changes in statutory or U.S. GAAP accounting principles, practices or policies; (7) discrepancies between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates, or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (8) reestimates of our

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reserves for future policy benefits and claims; (9) changes in our assumptions related to deferred policy acquisition costs; (10) events resulting in catastrophic loss of life; (11) investment losses and defaults; (12) changes in our claims-paying or credit ratings; (13) competition in our product lines and for personnel; (14) economic, political, currency and other risks relating to our international operations; (15) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (16) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business; (17) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities; and (18) the effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

As indicated above, our expectation of Common Stock earnings per share is based on after-tax adjusted operating income. Adjusted operating income, which is not measured in accordance with GAAP, excludes Realized investment gains (losses), net (other than those associated with terminating hedges of foreign currency earnings and current period yield adjustments). A significant element of realized losses is impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles and can vary considerably across periods. The timing of other sales that would result in gains or losses is largely subject to our discretion and influenced by market opportunities. Similarly, adjusted operating income excludes investment gains and losses on trading account assets supporting insurance liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values will ultimately inure to contractholders. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. Adjusted operating income also excludes the results of divested businesses, which are not relevant to our ongoing operations. Because we do not predict future realized investment gains / losses or recorded changes in asset and liability values that will ultimately inure to contractholders, we cannot provide a measure of our Common Stock

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earnings per share expectation based on income from continuing operations of the Financial Services Businesses, which is the GAAP measure most comparable to adjusted operating income.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2004, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.

Earnings Conference Call

Members of Prudential’s senior management will host a conference call on Thursday, May 5, 2005, at 11 a.m. ET, to discuss with the investment community the company’s first quarter results. The conference call will be broadcast live over the company’s Investor Relations Web site at: www.investor.prudential.com. Please log on fifteen minutes early in the event necessary software needs to be downloaded. The call will remain on the Investor Relations Web site for replay through May 19. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in Q&A by dialing (888) 428-4473 (domestic callers) or (651) 291-5254 (international callers). All others are encouraged to dial into the conference call in listen-only mode, using the same numbers. To listen to a replay of the conference call starting at 4:15 p.m. on May 5, through May 12, dial (800) 475-6701 (domestic callers) or (320) 365-3844 (international callers). The access code for the replay is 765307.

Prudential Financial companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended March 31
	2005	2004
Financial Services Businesses Income Statement Data:
Adjusted Operating Income (1):
Revenues:
Premiums	$2,529	$2,191
Policy charges and fee income	626	567
Net investment income	1,499	1,244
Commissions, investment management fees, and other income	977	676

Total revenues	5,631	4,678

Benefits and expenses:
Insurance and annuity benefits	2,559	2,289
Interest credited to policyholders’ account balances	603	427
Interest expense	111	53
Other expenses	1,472	1,359

Total benefits and expenses	4,745	4,128

Adjusted operating income before income taxes	886	550
Income taxes, applicable to adjusted operating income	285	171

Financial Services Businesses after-tax adjusted operating income (1)	601	379

Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	236	1
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(130)	50
Change in experience-rated contractholder liabilities due to asset value changes	86	(50)
Divested businesses	(14)	(17)

Total items excluded from adjusted operating income before income taxes	178	(16)
Income taxes, applicable to items excluded from adjusted operating income	21	(12)

Total items excluded from adjusted operating income, after income taxes	157	(4)

Income from continuing operations (after-tax) of Financial Services Businesses before cumulative effect of accounting change	758	375
Income (loss) from discontinued operations, net of taxes	8	(6)
Cumulative effect of accounting change, net of taxes	—	(79)

Net income of Financial Services Businesses	$766	$290

Direct equity adjustment for earnings per share calculation (2)	22	19

Earnings available to holders of Common Stock after direct equity adjustment:

Based on net income	$788	$309

Based on after-tax adjusted operating income	$623	$398

See footnotes on last page.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended March 31
	2005	2004
Earnings per share of Common Stock (diluted) (2):

Financial Services Businesses after-tax adjusted operating income	$1.18	$0.74
Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	0.45	—
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(0.25)	0.09
Change in experience-rated contractholder liabilities due to asset value changes	0.16	(0.09)
Divested businesses	(0.03)	(0.03)

Total items excluded from adjusted operating income, before income taxes	0.33	(0.03)
Income taxes, applicable to items excluded from adjusted operating income	0.04	(0.02)

Total items excluded from adjusted operating income, after income taxes	0.29	(0.01)

Income from continuing operations (after-tax) of Financial Services Businesses before cumulative effect of accounting change	1.47	0.73
Income (loss) from discontinued operations, net of taxes	0.02	(0.01)
Cumulative effect of accounting change, net of taxes	—	(0.15)

Net income of Financial Services Businesses	$1.49	$0.57

Weighted average number of outstanding Common shares (diluted basis)	530.0	539.9

Financial Services Businesses Attributed Equity (as of end of period):

Total attributed equity	$21,244	$20,837
Per share of Common Stock - diluted	40.35	38.90

Attributed equity excluding unrealized gains and losses on investments	$20,008	$18,520
Per share of Common Stock - diluted	38.00	34.58

Number of diluted shares at end of period	526.5	535.6

Adjusted operating income before income taxes, by Segment (1):
Individual Life and Annuities	$217	$185
Group Insurance	38	26

Total Insurance Division	255	211

Asset Management	134	58
Financial Advisory	15	(14)
Retirement	155	52

Total Investment Division	304	96

International Insurance	285	215
International Investments	26	6

Total International Insurance and Investments Division	311	221

Corporate and other operations	16	22

Financial Services Businesses adjusted operating income before income taxes	886	550

Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	236	1
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(130)	50
Change in experience-rated contractholder liabilities due to asset value changes	86	(50)
Divested businesses	(14)	(17)

Total items excluded from adjusted operating income before income taxes	178	(16)

Income from continuing operations before income taxes and cumulative effect of accounting change - Financial Services Businesses	$1,064	$534

See footnotes on last page.

Financial Highlights

(in millions, except per share data or as otherwise noted, unaudited)

	Three Months Ended March 31
	2005	2004
Insurance Division:

Individual Life Insurance Sales (3):
Excluding corporate-owned life insurance
Variable life	$19	$26
Universal life	51	32
Term life	29	32

Total excluding corporate-owned life insurance	99	90
Corporate-owned life insurance	1	6

Total	$100	$96

Fixed and Variable Annuity Sales and Account Values:
Gross sales	$1,485	$1,815

Net sales	$183	$412

Total account value at end of period	$50,265	$48,432

Group Insurance New Annualized Premiums (4):
Group life	$274	$127
Group disability	76	90

Total	$350	$217

Investment Division:

Asset Management Segment:
Assets managed by Investment Management and Advisory Services (in billions, as of end of period):
Retail customers	$64.8	$78.4
Institutional customers	119.0	99.9
General account	155.3	131.2

Total Investment Management and Advisory Services	$339.1	$309.5

Mutual Funds and Wrap-Fee Products:
Mutual Funds and Wrap-Fee Products Sales:
Gross sales, other than money market	$6,546	$3,027

Net sales, other than money market	$2,117	$308

Assets at end of period:
Mutual funds, excluding money markets	$25,886	$27,304
Money markets	4,008	16,723
Wrap-fee products	43,054	21,084

Total	$72,948	$65,111

Retirement Segment Sales:
Defined Contribution:
Gross sales	$3,196	$1,124

Net sales (withdrawals)	$467	$(411)

Guaranteed Products:
Gross sales	$1,933	$501

Net sales (withdrawals)	$30	$(341)

International Insurance and Investments Division:

International Insurance New Annualized Premiums (5):
Actual exchange rate basis	$308	$240

Constant exchange rate basis	$297	$240

See footnotes on last page.

Financial Highlights

(in millions, except per share data or as otherwise noted, unaudited)

	Three Months Ended March 31
	2005	2004
Closed Block Business Data:

Income Statement Data:
Revenues	$1,981	$1,988
Benefits and expenses	1,736	1,816

Income from operations before income taxes	245	172
Income taxes	82	61

Closed Block Business net income	$163	$111

Direct equity adjustment for earnings per share calculation (2)	(22)	(19)

Earnings available to holders of Class B Stock after direct equity adjustment	$141	$92

Net income per share of Class B Stock	$70.50	$46.00

Weighted average diluted shares outstanding during period	2.0	2.0

Closed Block Business Attributed Equity (as of end of period):
Total attributed equity	$1,175	$1,016
Per Share of Class B Stock	587.50	508.00
Attributed equity excluding unrealized gains and losses on investments	$904	$367
Per Share of Class B Stock	452.00	183.50

Number of Class B Shares at end of period	2.0	2.0

Consolidated Data:

Consolidated Income Statement Data:
Revenues	$7,778	$6,751
Benefits and expenses	6,469	6,045

Income from continuing operations before income taxes and cumulative effect of accounting change	1,309	706
Income tax expense	388	220

Income from continuing operations before cumulative effect of accounting change	921	486
Income (loss) from discontinued operations, net of taxes	8	(6)
Cumulative effect of accounting change, net of taxes	—	(79)

Consolidated net income	$929	$401

Net income:
Financial Services Businesses	$766	$290
Closed Block Business	163	111

Consolidated net income	$929	$401

Assets and Asset Management Information (in billions, as of end of period)

Total assets	$403.2	$334.2

Assets under management (at fair market value):
Managed by Investment Division:
Asset Management Segment - Investment Management and Advisory Services	$339.1	$309.5
Non-proprietary assets under management	44.0	22.3

Total managed by Investment Division	383.1	331.8
Managed by International Insurance and Investments Division	74.0	67.6
Managed by Insurance Division	38.6	35.3

Total assets under management	495.7	434.7
Client assets under administration	85.3	52.2

Total assets under management and administration	$581.0	$486.9

See footnotes on last page.

(1)	Adjusted operating income is a non-GAAP measure that excludes Realized investment gains (losses), net (other than those associated with terminating hedges of foreign currency earnings and current period yield adjustments), and related charges and adjustments; net investment gains and losses on trading account assets supporting insurance liabilities; change in experience-rated contractholder liabilities due to asset value changes; results of divested businesses and discontinued operations; cumulative effect of accounting change; and the related tax effects thereof. Revenues and benefits and expenses shown as components of adjusted operating income, are presented on the same basis as pre-tax adjusted operating income and exclude these items as well.

Adjusted operating income does not equate to “Income from continuing operations before income taxes and cumulative effect of accounting change” as determined in accordance with GAAP but is the measure of profit or loss we use to evaluate segment performance. Adjusted operating income should not be viewed as a substitute for income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. The excluded items are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

(2)	Net income for the Financial Services Businesses and the Closed Block Business is determined in accordance with GAAP and includes general and administrative expenses charged to each of the businesses based on the Company’s methodology for allocation of such expenses. Cash flows between the Financial Services Businesses and the Closed Block Business related to administrative expenses are determined by a policy servicing fee arrangement that is based upon insurance and policies in force and statutory cash premiums. To the extent reported administrative expenses vary from these cash flow amounts, the differences are recorded, on an after-tax basis, as direct equity adjustments to the equity balances of each business. The direct equity adjustments modify earnings available to holders of Common Stock and Class B Stock for earnings per share purposes. Earnings per share of Common Stock based on adjusted operating income of the Financial Services Businesses reflects these adjustments as well.
(3)	Scheduled premiums from new sales on an annualized basis and first year excess premiums and deposits on a cash-received basis.
(4)	Amounts exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance new annualized premiums include premiums from the takeover of claim liabilities.
(5)	Annualized new business premiums. Actual amounts reflect the impact of currency fluctuations. Constant exchange rates amounts are based on the average exchange rates for the year ended December 31, 2004.